Exhibit  23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Great Lakes Dredge & Dock Corporation (the “Company”) on Form S-8 of our report dated February 1, 2008, on our audits of the consolidated financial statements of Amboy Aggregates (A Joint Venture) and Subsidiary as of December 31, 2007 and 2006, and for the years ended December 31, 2007, 2006, and 2005, which report is included in the Company’s Annual Report on Form 10-K.

/s/ J.H. Cohn LLP

Roseland, New Jersey
April 2, 2008